    As filed with the Securities and Exchange Commission on February 16, 2000
================================================================================
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          ----------------------------
                              VARSITYBOOKS.COM INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                   54-1876848
           --------                                   ----------
(State or Other Jurisdiction of                    (I.R.S. Employer
Incorporation or Organization)                    Identification No.)

                          2020 K Street, NW, 6th Floor
                             Washington, D.C. 20006
                                 (202) 667-3400
                    (Address of Principal Executive Offices)

                          ----------------------------

                              VarsityBooks.com Inc.
                          Employee Stock Purchase Plan
                            (Full Title of the Plan)

                          ----------------------------

                                  Eric J. Kuhn
                             Chief Executive Officer
                          2020 K Street, NW, 6th Floor
                             Washington, D.C. 20006
                     (Name and Address of Agent for Service)

                                 (202) 667-3400
          (Telephone Number, Including Area Code, of Agent for Service)

                          ----------------------------

                                   Copies to:
                             Andrew M. Tucker, Esq.
                                  Shaw Pittman
                            1676 International Drive
                                McLean, VA 22102
                                 (703) 790-7900

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                             Proposed Maximum         Proposed Maximum              Amount Of
Title Of Securities To Be             Amount To Be          Aggregate Offering       Aggregate Offering            Registration
       Registered                      Registered             Price Per Share               Price                      Fee
---------------------------------------------------------------------------------------------------------------------------------

Common Stock,                          500,000(1)               $10.00(2)               $5,000,000(2)                 $1320
$.0001 par value
per share

 (1) THIS REGISTRATION STATEMENT SHALL ALSO COVER ANY ADDITIONAL SHARES OF COMMON STOCK WHICH BECOME ISSUABLE UNDER THE VARSITYBOOKS.COM INC. EMPLOYEE STOCK PURCHASE PLAN BY REASON OF ANY STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR TRANSACTION EFFECTED WITHOUT THE RECEIPT OF CONSIDERATION WHICH RESULTS IN AN INCREASE IN THE NUMBER OF THE REGISTRANT'S OUTSTANDING SHARES OF COMMON STOCK.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.      PLAN INFORMATION*

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

----------------------

* Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated herein by this reference and made a part hereof:

            (a) The description of the Registrant's Common Stock contained in the Registrants' Registration Statement on Form 8-A filed with the Commission on January 19, 2000 to register the Common Stock of the Registrant under Section 12(g) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

            (b) The Registrant's Registration Statement on Form S-1 (File No. 333-89049)

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article 7 of the registrant's Eighth Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. A director of the Corporation will not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the

Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

     In addition, to the maximum extent permitted by Delaware law in effect from time to time, the Corporation will indemnify and pay, or reimburse reasonable expenses in advance of final disposition of a proceeding, to (a) any individual who is a current or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. To the maximum extent permitted by Delaware law in effect from time to time, the Corporation will, with the approval of the board of directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     Article 6 of the registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant to the fullest extent permissible under Delaware law, except that the Registrant will indemnify such party in connection with a proceeding (or part thereof) initiated by that party only if the proceeding (or part thereof) was authorized by the Registrant's board of directors. The indemnification provided under the Bylaws includes the right to be paid by the Registrant the expenses in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses in advance of any proceeding for which indemnification may be had in advance of its final disposition may be made only upon delivery to the Registrant of an undertaking by or on behalf of the indemnified party to repay all amounts so advanced if it shall ultimately be determined that such party is not entitled to be indemnified. If a claim for indemnification is not paid by the Registrant within sixty days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be paid the expense of prosecuting such suit.

     In addition, the Bylaws grant the Registrant the authority to purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     The Registrant has entered into Indemnification Agreements with each of its directors and executive officers to indemnify them in the amount and under the circumstances described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

 EXHIBIT
   NO.                         DESCRIPTION
-----------                   ---------------------------------------------------------------------------------
 4.1                           Specimen Certificate of the Registrant's Common Stock (incorporated by reference hereto to Exhibit 4.1 of the Company's Registration Statement on Form S-1/A, File
                               No. 333-89049).

 4.2                           Fourth Amended and Restated Investor Rights Agreement (incorporated by reference hereto to Exhibit 4.2 to the Company's Registration Statement on Form
                               S-1/A, File No. 333-89049).

 4.3                           Registration Rights Agreement with Campus Pipeline dated as of April 27, 1999
                               (incorporated by reference hereto to Exhibit 4.3 to the Company's Registration
                               Statement on Form S-1/A, File No. 333-89049).

 4.4                           Employee Stock Purchase Plan (incorporated by reference hereto to Exhibit 10.11 to the Company's Registration Statement on Form S-1/A, File No. 333-89049).

 5.1                           Opinion of Shaw Pittman, counsel to Registrant.

 23.1                          Consent of Shaw Pittman, counsel to Registrant (included in Exhibit 5.1 hereto).





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





ITEM 9.  UNDERTAKINGS.

         (a)     Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment there) which, individually or the aggregate, represents a fundamental change in the information set forth in the registration statement.

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statements;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

         (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, D.C., on this 16th day of February, 2000.

                              VARSITYBOOKS.COM INC.
                              (Registrant)


                               /s/ ERIC J. KUHN
                              -------------------------
                              Eric J. Kuhn
                              President, Chairman of the Board of Directors and Chief Executive Officer




                               POWER OF ATTORNEY

         We, the undersigned directors and/or officers of VarsityBooks.com Inc., hereby severally constitute and appoint Eric J. Kuhn, President and Chief Executive Officer, and Timothy J. Levy, Chairman of the Board, and each of them individually, with fully powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-8 filed with the Securities and Exchange Commission, and any or all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements on the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                                       Title                                Date
            ----                                       -----                                ----
 /s/ ERIC J. KUHN                         President, Chairman of the Board of               February 16, 2000
 -------------------------                Directors and Chief Executive Officer
 Eric J. Kuhn                             (Principal Executive Officer)


 /s/ TIMOTHY J. LEVY                      Executive Vice President, Development and         February 16, 2000
 ------------------------                 Director
 Timothy J. Levy

 /s/ RICHARD HOZIK                        Chief Financial Officer and Director              February 16, 2000
 -------------------------                (Principal Financial and Accounting Officer)
 Richard Hozik


 /s/ JONATHAN N. GRAYER                   Director                                          February 16, 2000
 --------------------------
 Jonathan N. Grayer

 /s/ ALLEN L. MORGAN                      Director                                          February 16, 2000
 -----------------------
 Allen L. Morgan


 /s/ ANDREW J. OLESZCZUK                  Director                                          February 16, 2000
 -------------------------
 Andrew J. Oleszczuk


 /s/ GENE RIECHERS                        Director                                          February 16, 2000
 ----------------------------
 Gene Riechers

 /s/ JAMES S. ULSAMER                     Director                                          February 16, 2000
 -----------------------------
 James S. Ulsamer

ITEM 8.  EXHIBITS.

 EXHIBIT
   NO.                         DESCRIPTION
-----------                   ---------------------------------------------------------------------------------
 4.1                           Specimen Certificate of the Registrant's Common Stock (incorporated by reference hereto to Exhibit 4.1 of the Company's Registration Statement on Form S-1/A, File
                               No. 333-89049).

 4.2                           Fourth Amended and Restated Investor Rights Agreement (incorporated by reference hereto to Exhibit 4.2 to the Company's Registration Statement on Form
                               S-1/A, File No. 333-89049).

 4.3                           Registration Rights Agreement with Campus Pipeline dated as of April 27, 1999
                               (incorporated by reference hereto to Exhibit 4.3 to the Company's Registration
                               Statement on Form S-1/A, File No. 333-89049).

 4.4                           Employee Stock Purchase Plan (incorporated by reference hereto to Exhibit 10.11 to the Company's Registration Statement on Form S-1/A, File No. 333-89049).

 5.1                           Opinion of Shaw Pittman, counsel to Registrant.

 23.1                          Consent of Shaw Pittman, counsel to Registrant (included in Exhibit 5.1 hereto).





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